SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                     FORM 8K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   October 25, 1999

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                                bamboo.com, Inc.
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               (Exact name of Registrant as Specified in Charter)



           Delaware                   000-26363                   52-2129710
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(State or Other Jurisdiction       (Commission File             (IRS Employer
      of Incorporation)                Number)               Identification No.)


124 University Avenue, Palo Alto, California                           94301
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code  (650) 325-6787
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                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

        On October 25, 1999, bamboo.com, Inc. ("bamboo.com") signed a definitive merger agreement with Interactive Pictures Corporation ("IPIX"). Under the terms of the agreement, each outstanding share of IPIX common stock will be exchanged for 1.3690 shares of bamboo.com common stock. All options to purchase IPIX common stock will be exchanged for options to purchase bamboo.com common stock, and the exercise price and number of shares of IPIX common stock subject to each IPIX option will be appropriately adjusted to reflect such exchange ratio. The transaction is expected to be accounted for as a pooling of interests and to qualify as a tax-free reorganization. Following the transaction, James M. Phillips, Chairman and CEO of IPIX, will become the Chairman and CEO of the combined company. The merger is expected to close in the first quarter of 2000 subject to various conditions, including approval by bamboo.com's and IPIX's respective stockholders.

        A copy of the press release dated October 26, 1999 is attached hereto as
Exhibit 1.

        A copy of the Agreement and Plan of Merger dated as of October 25, 1999 is attached hereto as Exhibit 2.


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

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      BAMBOO.COM, INC.

                                      By:    /s/ Randall I. Bresee
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                                          Name:  Randall I. Bresee
                                          Title: Chief Financial Officer


October 28, 1999

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